Exhibit 99.1


                             Hrg. Date: December 2, 2004 at 10:00 a.m. (Eastern) Obj. Due: November 30, 2004 at 4:00 p.m. (Eastern)

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
D. J. Baker (JB 0085)
Frederick D. Morris (FM 6564)
Four Times Square
New York, New York 10036-6522
(212) 735-3000

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - -  x
                                           :
In re                                      : Chapter 11
                                           :
RCN CORPORATION, et al.,                   : Case No. 04-13638 (RDD)
                                           :
                                 Debtors.  : (Jointly Administered)
                                           :
- - - - - - - - - - - - - - - - - - - - -  x
                                           :
RCN CORPORATION and                        :
RCN CABLE TV OF CHICAGO, INC.,             :
                                           :
                           Plaintiffs      :
                                           :
         v.                                : Adv. No. 04-03666 (RDD)
                                           :
CITY OF CHICAGO,                           :
                                           :
                           Defendant.      :
- - - - - - - - - - - - - - - - - - - - -  x


                 MOTION OF DEBTORS FOR APPROVAL OF SETTLEMENT
              AGREEMENT BETWEEN RCN CORPORATION, RCN CABLE TV OF
                    CHICAGO, INC., AND THE CITY OF CHICAGO

         Pursuant to sections 105, 363 and 365 of 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code") and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), the above-captioned debtors and debtors-in- possession (the "Debtors") hereby move (the "Motion") for entry of an order approving a settlement agreement (the "Agreement")(1) between RCN Corporation ("RCN"), RCN Cable TV of Chicago, Inc. ("RCN-Chicago"), and the City of Chicago (the "City," and with RCN and RCN-Chicago, collectively, the "Parties"). The Agreement, as set forth more fully herein, resolves any and all claims and disputes between the Debtors, including but not limited to RCN and RCN-Chicago, on the one hand, and the City, on the other hand, with respect to the Franchise Agreements (as defined herein). In support of the Motion, the Debtors state as follows:

                             PRELIMINARY STATEMENT

         1. On August 5, 2004, RCN-Chicago filed a voluntary petition with this Court. RCN and RCN-Chicago also sought relief, including injunctive relief, from this Court with respect to certain actions taken by the City, including draws on certain letters of credit, demands on certain surety bonds, the imposition of fines and penalties, and the denial by the City of a modification petition filed

---------

(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

the Communications Act of 1934. At RCN-Chicago's first-day hearing before this Court, the City, RCN and RCN-Chicago agreed to a standstill with respect to certain bonds pending a hearing on the request for injunctive relief.

         2. Since then, the Parties have engaged in extensive, arm's-length negotiations to resolve their various claims and disputes. On Friday, November 12, 2004, the Parties finally settled all of the issues and executed the Agreement. Described more fully below, the Agreement allows RCN-Chicago to continue to operate in Chicago under improved economic terms. Accordingly, the Agreement creates substantial value for the Debtors and their estates. In exchange, the City will receive a lump sum payment for agreeing to modify one of the franchise agreements and the right to use certain "dark" fibers. The Debtors believe that the Agreement is fair and equitable, avoids the risks of continued litigation with the City and is in the best interests of their estates. For these reasons, the Debtors believe that this Court should approve the Agreement.

                                  BACKGROUND

         3. On May 27, 2004 (the "Initial Petition Date"), certain of the Debtors(2) filed voluntary petitions in this Court for reorganization relief under chapter

---------

(2) These are RCN Corporation, TEC Air, Inc., RLH Property Corporation, RCN Finance, LLC and Hot Spots Productions, Inc. (collectively, the "Initial Debtors").

11 of title 11 of the United States Code, as amended (the "Bankruptcy Code"). As noted above, RCN-Chicago commenced its chapter 11 case on August 5, 2004. Certain other affiliated Debtors commenced their chapter 11 cases on August 20, 2004.(3) The Debtors continue to manage and operate their businesses as debtors-in- possession pursuant to Bankruptcy Code sections 1107 and 1108.

         4. No trustee or examiner has been appointed in these chapter 11 cases. On June 10, 2004, the Committee of Unsecured Creditors (the "Creditors' Committee") was appointed by the United States Trustee for the Southern District of New York (the "United States Trustee"). No other official committees have been appointed or designated in these chapter 11 cases.

                            JURISDICTION AND VENUE

         5. The Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2).

         6. The statutory predicates for the relief requested herein are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rule 9019.

---------

(3) These are RCN Telecom Services of Virginia, Inc., RCN Entertainment, Inc., 21st Century Telecom Services, Inc., and ON TV, Inc.

                               RELIEF REQUESTED

         7. By this Motion, the Debtors seek entry of an order, under sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rule 9019, authorizing RCN and RCN-Chicago to enter into, and perform under, the Agreement, substantially in the form annexed as Exhibit A to the proposed form of order (attached hereto).

         8.  As more fully described below, the Agreement, among other things,
(i) resolves all present and future disputes between the Parties with respect to the Areas 3 and 4 Franchise Agreements (as defined herein); (ii) resolves all current disputes between the Parties with respect to the Area 2 Franchise Agreement (as defined herein); (iii) directs RCN to make certain payments to the City; (iv) sets forth certain requirements in connection with ongoing operations in Franchise Area 2 (as defined herein); (v) provides for the assumption of the Areas 1 and 2 Franchise Agreements (as defined herein and as modified pursuant to the Agreement); (vi) provides for the termination and rejection of the Areas 3 and 4 Franchise Agreements (as defined herein); and
(vii) provides for mutual releases between the Debtors and the City. As explained below, the Debtors believe that the Agreement is fair and equitable and in the best interests of their estates and, therefore, should be approved.

                               BASIS FOR RELIEF

A.   The Franchise Agreements

         9. RCN-Chicago entered into four, separate non-exclusive franchise agreements (collectively, the "Franchise Agreements") with the City, under which RCN-Chicago was authorized to construct, install, maintain and operate a cable television system in Areas 1, 2, 3 and 4 (the "Franchise Areas") of Chicago. Under the Franchise Agreements, RCN-Chicago was required to submit construction schedules for Areas 2, 3 and 4 and make certain fixed capital cost payments to the Chicago Access Corporation (the "CAC"). In addition, RCN-Chicago was required to post Surety Bonds ($3,000,000 for each of Franchise Areas 2, 3 and 4 and $1,000,000 for Franchise Area 1, or $10,000,000 in all) and Letters of Credit ($350,000 for each Franchise Area, or $1,400,000 in all) as security for its performance under the Franchise Agreements.

B.   The Modification Petition

         10. Under the Franchise Agreements, RCN-Chicago was to construct cable systems in the respective Franchise Areas in accordance with construction schedules to be submitted and periodically updated. However, in light of the financial difficulties facing RCN-Chicago, on November 12, 2002, the City approved a significantly reduced construction schedule for Franchise Area 2 for 2003. On December 10, 2002, RCN-Chicago and the City entered into an agreement to amend the Franchise Agreements (the "Amendment"), which deferred RCN-Chicago's construction schedule obligations. On October 3, 2003, RCN-Chicago filed a proposed construction schedule and map for Franchise Area 2 for 2004.

         11. When the telecommunications industry collapsed, RCN-Chicago was unable to obtain sufficient financing to maintain its operations, much less increase the scope of such operations. Among other things RCN-Chicago estimated that the cost of completing the build-out requirements for Areas 2, 3 and 4 would exceed $350,000,000. Therefore, on December 12, 2003, RCN-Chicago filed a petition (the "Modification Petition") with the Chicago Cable Commission (the "Commission") pursuant to 47 U.S.C. ss. 545 seeking certain changes to the Franchise Agreements because they were commercially impracticable. The Modification Petition sought to eliminate any additional construction or build out requirements, reduce the Surety Bond requirements and certain PEG capital cost payments to the CAC for Franchise Area 2 and eliminate the construction requirements and all related obligations for Franchise Areas 3 and 4.

C.   RCN's Continuing Financial Difficulties and Responses by the City

         12. Following the filing of the Modification Petition, the financial condition of RCN-Chicago and its parent RCN continued to worsen. At the same time, the City passed resolutions urging RCN-Chicago to comply with the Franchise Agreements, even though RCN-Chicago's financial condition made that impracticable. Ultimately, despite the pending Modification Petition, the City purported to impose multi-million dollar fines on RCN-Chicago for its alleged non- compliance with the very provisions of the Franchise Agreements it sought to have modified through the Modification Petition.

         13. On Saturday, February 21, 2004, the City sent demand letters to Travelers Casualty & Surety Company of America ("Travelers") for payment under the Surety Bonds for Franchise Areas 2, 3 and 4. On Monday, February 23, 2004, the City drew down the Letters of Credit for Franchise Areas 2, 3 and 4. On April 9, 2004, almost two months after the City declared RCN-Chicago in violation of the Franchise Agreements and began imposing multi-million dollar fines, the City issued its decision denying the Modification Petition and the relief requested therein.

D.   The Bankruptcy Filings and the Adversary Proceeding

         14. Following the initial RCN bankruptcy filings, RCN and RCN-Chicago continued for several months to negotiate with the City in an effort to resolve their disputes concerning the Franchise Agreements without further litigation. Concerned that the City would continue to pursue a recovery for its purported damages and other fines and fees assessed against RCN and/or RCN-Chicago, RCN- Chicago filed its bankruptcy petition on August 5, 2004.

         15. At the same time, RCN and RCN-Chicago filed an adversary complaint against the City seeking (i) injunctive relief preventing the City from taking any further actions to collect from or assess against RCN and/or RCN-Chicago any amounts in connection with the Franchise Agreements, (ii) approval of the Modification Petition, and (iii) damages for the City's alleged violations of federal law, including but not limited to section 525 of the Bankruptcy Code. In addition, RCN and RCN-Chicago filed a motion for temporary restraining order (the "TRO Motion").

         16. On August 6, 2004, this Court held an initial hearing with respect to the TRO Motion. At that hearing, counsel for the City consented to a standstill until the request of RCN and RCN-Chicago for a preliminary injunction could be heard and determined. Following arm's-length negotiations, the City, RCN and RCN-Chicago submitted the Stipulation and Order for Standstill Pending Hearing on Preliminary Injunction to this Court, and the Court entered it as an order (Docket No. 10) (the "Standstill Order") on August 11, 2004. Pursuant to the Standstill Order, the City was prohibited from taking any action to collect any fines, damages or penalties by drawing on the Surety Bonds and had until September 13, 2004 to respond to the Complaint and preliminary injunction application, and RCN and RCN-Chicago had until September 20, 2004 to reply.

         17. The Parties subsequently exchanged discovery requests and scheduled depositions. In order to facilitate settlement discussions, the Parties agreed to further extensions of the Standstill Order that were approved by the Court.

Pursuant to the latest extension, the City had until November 15, 2004 to file responsive pleadings to the TRO Motion and the preliminary injunction hearing was scheduled for December 2, 2004.

         18. On August 31, 2004 the Debtors filed their Disclosure Statement (the "Initial Disclosure Statement") with Respect to the Joint Plan of Reorganization of RCN Corporation and Certain of its Subsidiaries (Docket No.
190). Subsequently, on or about October 12, 2004, the Debtors revised the Initial Disclosure Statement and filed their revised Disclosure Statement (the "Revised Disclosure Statement") with Respect to the Joint Plan of Reorganization (the "Plan") of RCN Corporation and Certain Subsidiaries (Docket No. 300). This Court held a hearing on the Revised Disclosure Statement on October 12, 2004, following which the Court entered an order (the "Solicitation Procedures Order") (Docket No. 297) that, among other things, set December 8, 2004 as the date for the hearing (the "Confirmation Hearing") on confirmation of the Plan.

         19. On October 4, 2004, RCN and RCN-Chicago filed a complaint in the United States District Court for the Northern District of Illinois seeking declaratory and injunctive relief against the City. That complaint was filed to preserve the statute of limitations set forth in 47 U.S.C. ss. 555(a), as extended by 11 U.S.C. ss. 108(b), until this Court could resolve certain jurisdictional issues that might have been raised by the City in the adversary proceeding.

         20. On November 12, 2004, the Parties entered into the Agreement to compromise, settle and release all disputes between them, subject to this Court's approval.

                           THE SETTLEMENT AGREEMENT

         21. The following are the most significant terms and conditions of the Agreement:(4)

     o Payment. In consideration of the modification of the Area 2 Franchise (as set forth herein and in the Agreement), the City shall retain all amounts previously drawn by the City from the Letters of Credit. In addition, two days after the Effective Date of the Agreement, RCN will pay the City
$3,450,000.00.

     o Cancellation of Certain Franchise Agreements. The Areas 3 and 4 Franchise Agreements shall be rejected and all of the rights and obligations of RCN- Chicago under such agreements shall be extinguished. In addition, the Surety Bonds with respect to the Areas 3 and 4 Franchise Agreements shall be released to RCN.

     o Assumption of Certain Franchise Agreements. The Areas 1 and 2 Franchise Agreements shall be assumed by RCN-Chicago. The Area 2 Franchise Agreement shall be assumed, however, as modified by the Agreement. Specifically, with respect to Area 2, the Franchise Agreement shall be modified such that RCN-Chicago shall only be required and/or allowed to offer cable television services to the homes and businesses that can be served by laterals from existing network facilities as of the Effective Date. Accordingly, all current and future build-out obligations set forth in the Area 2 Franchise Agreement will be terminated. Moreover, RCN- Chicago shall have the right to terminate the Area 2 Franchise Agreement without penalty in the event that RCN-Chicago determines in the future not to continue to provide cable television services in Area 2.

---------

(4) The following summary descriptions are intended solely to highlight for the Court and interested parties the most significant terms of the Agreement. All parties are directed to the Agreement for the complete and controlling terms. In the event there are any inconsistencies between the Agreement and the summary set forth herein, the terms of the Agreement control.

     o City's Access to Certain RCN Fibers. RCN shall provide the City access to four dedicated dark fiber strands on certain parts of the RCN Network and six dedicated dark fiber strands in certain other parts of the RCN Network.
The provision of these fibers, as set forth in the Dark Fiber IRU (the "Dark Fiber Agreement"), in substantially the form annexed as Exhibit B to the proposed form of order (attached hereto) shall be in exchange for the City's agreement to modify the Area 2 Franchise Agreement.

     o Settlement and Mutual Releases. RCN will withdraw the Modification Petition and related litigation. In addition, mutual releases will be granted by RCN and the City with respect to the Franchise Agreements.

     o Conditions to Effectiveness. Prior to the Effective Date, the following events must occur:

         (1) the City shall have completed its review and analysis of financial information provided by RCN regarding RCN's financial ability to meet the construction build-out requirements set forth in the Areas 2, 3 and 4 Franchise Agreements (which review and analysis has, as of the date of the Motion, already been completed);

         (2) the City and RCN shall have executed the Dark Fiber Agreement to govern the City's use of certain RCN fibers;

         (4) the Debtors shall have resolved their disputes with CAC (which resolution must occur no later than November 30, 2004, unless extended by the Parties), and obtained Court approval of any such settlement; and

         (5) both the City and the Debtors shall have obtained all necessary approvals for entering into the Agreement and the Dark Fiber Agreement.

     o Extension of Bar Date for Filing Proofs of Claim. The bar date for the City to file a proof of claim in the RCN-Chicago bankruptcy case shall be through and including March 31, 2005.

     o Effective Date. Provided that the above conditions to effectiveness have been met, the Effective Date of the Agreement shall be the later of (i) receipt of a final order from the Court approving the Agreement or (ii) receipt of final City Approvals of the Agreement.

                             APPLICABLE AUTHORITY

         22. By this Motion, RCN and RCN-Chicago seek an order pursuant to Bankruptcy Rule 9019 and sections 105, 363 and 365 of the Bankruptcy Code approving the agreement. While RCN and RCN-Chicago are prepared to vigorously prosecute the litigation, in light of the uncertainty inherent in any litigation and the enormous expense that the Debtors and their estates would incur in connection with the litigation, the Debtors believe that the Agreement is fair and reasonable and that approval of the Agreement is in the best interests of their estates and creditors. Moreover, the Creditors' Committee, an intervening party in the adversary proceeding, concurs in the judgment of the Debtors and would likewise urge this Court to approve the Agreement.

A.   Approval of the Agreement is Proper under Bankruptcy Rule 9019.

         23. Bankruptcy Rule 9019 provides, in pertinent part, as follows:

         Compromise. On motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement. Notice shall be given to creditors, the United States trustee, the debtor, and indenture trustees as provided in Rule 2002 and to any other entity as the court may direct.

Fed. R. Bankr. P. 9019(a).

         24. Settlements and compromises are "a normal part of the process of reorganization," Protective Comm. for Independent Stockholders of TMT Trailer

Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968). Moreover, in bankruptcy cases, settlements are strongly favored over litigation:

         [P]ublic policy strongly favors pretrial settlement in all types of litigation because such cases, depending on their complexity, "can occupy a court's docket for years on end, depleting the resources of parties and taxpayers while rendering meaningful relief increasingly elusive." . . . Second, litigation costs are particularly burdensome on a bankrupt estate given the financial instability of the estate.

Shearson Lehman Bros., Inc. v. Munford, Inc. (In re Munford, Inc.), 97 F.3d 449, 455 (11th Cir. 1996) (quoting United States Oil & Gas v. Wolfson, 967 F.2d 489, 493 (11th Cir. 1992)).

         25. Debtors-in-possession may, in the exercise of their business judgment, enter into settlements. See In re Dow Corning Corp., 198 B.R. 214, 222 n.7 (Bankr. E.D. Mich. 1996); In re Sanner Contracting Corp., 181 B.R. 465, 470 (Bankr. D. Ariz. 1995) (court has wide discretion to approve settlements between trustees and creditors). Importantly, in evaluating such settlements, the Court should not substitute its judgment for that of the Parties. See Hicks, Muse & Co. v. Brandt (In re Healthco Int'l, Inc.), 136 F.3d 45, 50 n.5 (1st Cir. 1998) (bankruptcy court should not substitute its business judgment for that of trustee).

         26. In order to obtain court approval of a settlement under Bankruptcy Rule 9019(a), a debtor must demonstrate that it is fair and equitable, reasonable and in the best interests of the debtor's estate. See, e.g., In re Ionosphere Clubs, Inc., 156 B.R. 414, 426 (S.D.N.Y. 1993), aff'd, 17 F.3d 600 (2d Cir. 1994).

The decision to approve a particular settlement then lies within the sound discretion of the Court. See Nellis v. Shugrue, 165 B.R. 115, 123 (S.D.N.Y.
1994). In exercising its discretion, the Court makes an independent determination that the settlement is fair and reasonable, but it can and should consider the determination by the debtor-in-possession that the settlement is fair and reasonable. Id. at 122; In re Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993); In re Drexel Burnham Lambert Group, Inc., 138 B.R. 723, 759 (Bankr. S.D.N.Y. 1992) ("A [c]ourt may properly give weight to the debtor's informed judgment that a settlement is fair and reasonable and consider the competency of the counsel who favor the compromise"). In addition, the Court exercises its discretion giving consideration, as noted above, to "the general public policy favoring settlements." In re Hibbard Brown & Co., Inc., 217 B.R. 41, 46 (Bankr. S.D.N.Y. 1998) ; see also Nellis v. Shugrue, 165 B.R. 115, 123 (S.D.N.Y. 1994)
("the general rule [is] that settlements are favored and, in fact, encouraged
.. . .").

         27. A settlement should be approved unless it "fall[s] below the lowest point in the range of reasonableness." In re Teltronics Servs., Inc., 762 F.2d 185, 189 (2d Cir. 1985); see also Cosoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 608 (2d Cir. 1983). Moreover, the Court need not decide the numerous questions of law and fact raised by a settlement but, rather, should "canvass the issues" so that the reasonableness of the settlement may be evaluated. Id.; In re

Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993); In re Hermitage Inn, Inc., 66 B.R. 71, 72 (Bankr. D. Colo. 1986) ("the court's assessment does not require resolution of the issues, but only their identification"). Specifically, in determining whether to approve a settlement, courts generally consider "(1) the probability of success . . .; (2) the difficulties that may be encountered in collection; (3) the complexity of the litigation and the attendant expense, inconvenience, and delay; and (4) the paramount interest of the creditors." Prudential Lines, Inc. v. American Steamship Owners Mutual Protection and Indemnity Assoc., Inc. (In re Prudential Lines, Inc.), 170 B.R. 222, 247 (S.D.N.Y. 1994); In re Purofied Down Products Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993).

         28. The Debtors believe that the settlement falls well within the range of reasonableness. First, while the Debtors, through the litigation, might ultimately obtain relief similar to or better than the modifications provided in the Agreement, the success of such litigation, like any litigation, is uncertain. The Debtors would face considerable legal and evidentiary hurdles and any such litigation would likely remain unresolved for a substantial period of time.

         29. Moreover, if this Court (or the Illinois federal court) were to decide against RCN and/or RCN-Chicago, the results for RCN-Chicago could be disastrous. As noted above, the City has purported to impose fines totaling millions of dollars against RCN-Chicago. If enforceable, such fines likely would transform the RCN-Chicago bankruptcy case from a reorganization to a liquidation. In addition, the City already has drawn down on the Letters of Credit and has attempted to collect on the Surety Bonds. Any draw on the Surety Bonds, which are fully collateralized with assets of the estates of RCN and RCN-Chicago, would result in a decrease in funds available to the creditors of such estates. Finally, if the Franchise Agreements were not modified, RCN-Chicago would likely have to either assume the onerous build-out obligations set forth above or liquidate its estate and reject one or more of the Franchise Agreements.

         30. Accordingly, notwithstanding the Debtors' belief in the merits of their litigation, the probability of success and the attendant potentially disastrous consequences in the event that RCN and RCN-Chicago did not succeed in such litigation, favor approving the Agreement.

         31. Additionally, the litigation would be very complex. RCN and RCN-Chicago seek, among other things, a declaration that the Franchise Agreements should be modified because they are commercially impracticable in light of the almost complete collapse of the telecommunications industry and the attendant severe restriction in financing available to telecommunications companies, like RCN-Chicago, for expanding cable systems. To prove their case, RCN and RCN- Chicago likely would be required to obtain testimony from one or more experts about the current state of the telecommunications industry, the history of the collapse of the telecommunications industry and the ability of telecommunications companies in general and the Debtors in particular to finance expansions of cable networks in light of the current market conditions. Moreover, trying the case would require extensive discovery and, importantly, significant trial time from the Court.

         32. RCN and RCN-Chicago also have asserted claims against the City for its alleged violations of federal law, including section 525 of the Bankruptcy Code prohibiting discriminatory treatment against debtors on the basis of their bankruptcy filing and/or financial condition. In order to meet their burden on these claims, RCN and RCN-Chicago anticipated calling several fact witnesses, including current and former employees of RCN and the City. Prior to agreeing to a standstill, the Parties had noticed numerous deposition of witnesses with knowledge on those issues.

         33. Any litigation with the City also would lead to delay and additional expense for the Debtors and their estates. Discovery alone would have caused significant delay and expense for the Debtors and their estates, and a trial of the adversary proceeding would have required significant time from the Court. The Court also likely would have to conduct a hearing on the request of RCN and RCN- Chicago for a preliminary injunction and determine certain jurisdictional issues that the City would undoubtedly raise.

         34. The litigation also would likely lead to extensive delay and unnecessary expense in connection with the Debtors' bankruptcy cases. A hearing on the confirmation of the Plan has been scheduled for December 8, 2004. The Plan is a joint plan involving all of the Debtors, including RCN and RCN-Chicago. Given the potential liabilities faced by RCN-Chicago, it would be difficult at best to confirm any plan for RCN-Chicago absent a resolution of the dispute with the City. Accordingly, unless the litigation with the City is resolved prior to the hearing on confirmation of the Plan, the Debtors likely would have to either delay the confirmation of the Plan with respect to RCN-Chicago or withdraw the Plan with respect to RCN-Chicago.

         35. Considering these factors, the Debtors have determined that approval of the Agreement is in the best interests of their estates and their creditors. The Agreement is a reasonable settlement of the disputes between the City and the Debtors, allowing RCN-Chicago to continue doing business in an area that is important to the future of RCN and RCN-Chicago. Accordingly, the Court should, in the sound exercise of its discretion, approve the Agreement.

B. Approval of the Agreement is Proper under Sections 363 and 105 of the Bankruptcy Code.

         36. Entry into the Agreement, and the accompanying termination of the Areas 3 and 4 Franchise Agreements and modification of the Area 2 Franchise Agreement, to the extent it is not an ordinary course transaction, is also a reasonable exercise of the Debtors' business judgement. Accordingly, the Court should approve the Agreement under sections 105 and 363 of the Bankruptcy Code.

         37. Section 105(a) of the Bankruptcy Code provides that the Court "may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title." 11 U.S.C. ss. 105(a). As set forth above, approval of the Agreement is necessary to resolve the disputes with the City and allow the implementation of the Plan with respect to RCN-Chicago.

         38. Furthermore, section 363(b) provides that a debtor "after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate." Id. ss. 363(b). In this instance, the Debtors believe that the entry into the Agreement and the corresponding modification of the Franchise Agreement for Area 2 and termination of the Franchise Agreements for Areas 3 and 4, is an ordinary course transaction. However, to the extent that the entry into the Agreement is "other than in the ordinary course of business," the Court should approve the Agreement under section 363(b) of the Bankruptcy Code.

         39. The use of assets outside the ordinary course by a debtor, including the decision to enter into, modify or terminate an agreement, will be approved if such use has a sound business justification. See e.g. Committee of Equity Sec. Holders v. Lionel Corp (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983) (bankruptcy court may only authorize expenditure of funds under section

363(b) of the Bankruptcy Code if it finds a "good business reason" for the expenditure). The business judgment rule shields a debtor's management from judicial second-guessing and affirms the general principal that a debtor-in-possession, not a court, should manage such debtor's ongoing business operations. See In re Johns-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986) ("the Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions"). Once the debtor articulates a valid business justification, "[t]he business judgment rule 'is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.'" In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y.
1992) (quoting Smith v. Van Gorkom, 488 A. 2d 858, 872 (Del. 1985)).

         40. As discussed above, the Agreement has a sound business justification. Through the Agreement, the Debtors will obtain beneficial modifications to the Franchise Agreements. Specifically, the Debtors will be able to continue operating in Areas 1 and 2, and will no longer face the daunting build-out requirements in Area 2. In addition, the franchises for Areas 3 and 4, locations where RCN-Chicago had completed no construction, would be terminated.

         41. Moreover, the Agreement was reached only after extended arms' length negotiations between the Parties. During these negotiations, the Debtors considered, among other things, (i) the relative strengths of the Parties' legal positions, (ii) the costs and uncertainties of continuing to operate under the Franchise Agreements (if such operation were even possible, in light of the City's actions) and (iii) the costs and risks associated with the litigation. As a result of these negotiations, the Debtors concluded that a consensual resolution was preferable to continuing time-consuming and expensive litigation.

         42. The Debtors have demonstrated a sound business justification for entry into the Agreement. In their business judgment, the Debtors have concluded that the Agreement is in the best interests of the estates of RCN and RCN- Chicago. Accordingly, the Court should enter an order approving the Agreement.

C. Assumption of the Areas 1 and 2 Franchise Agreements, as set forth in the Agreement, Rejection of the Areas 3 and 4 Franchise Agreements and Entry into the Dark Fiber Agreement are Sound Exercises of RCN- Chicago's Business Judgment and Should, Therefore, be Approved.

         43. Through the Agreement and the proposed form of order accompanying this Motion, RCN-Chicago seeks to assume the Area 1 Franchise Agreement and the Area 2 Franchise Agreement, as modified by the Agreement. In addition, RCN-Chicago seeks authority to reject the Areas 3 and 4 Franchise Agreement. The assumption of the Area 1 Franchise Agreement and the Area 2 Franchise Agreement, as modified by the Agreement, is a reasonable exercise of the business judgment of RCN-Chicago. Similarly, the rejection of the Areas 3 and 4 Franchise Agreements is a reasonable exercise of the business judgment of RCN-

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

Chicago. Finally, entry into the Dark Fiber Agreement is a critical part of the Agreement. Accordingly, this Court should enter an order, substantially in the form annexed hereto, approving the Agreement, authorizing the contract assumptions and rejections set forth therein, and permitting the Debtors to enter into the Dark Fiber Agreement with the City.

         44. Section 365(a) of the Bankruptcy Code provides that a debtor, "subject to the court's approval, may assume or reject an executory contract or an unexpired lease." 11 U.S.C. ss. 365(a). In determining whether to approve a debtor's decision to assume or reject an executory contract, a court looks to whether the debtor demonstrated a sound business purpose for such assumption or rejection. See, e.g., In re Gucci, 193 B.R. 411, 415 (S.D.N.Y.
1996); In re Federated Dept. Stores, 131 B.R. 808, 811 (S.D. Ohio 1991). Specifically, a debtor must demonstrate that such rejection or assumption will benefit the debtor's estate. See In re Riodizio, 204 B.R. 417, 424 (Bankr. S.D.N.Y. 1997); see also Commercial Fin., Ltd. v. Hawaii Dimensions, Inc. (In re Hawaii Dimensions, Inc.), 47 B.R. 425, 427 (D. Haw. 1985) ("Under the business judgment test, a court should approve a debtor's proposed rejection if such rejection will be benefit the estate").

         45. The business judgment standard, as noted above, shields a debtor's management from judicial second-guessing and affirms the general principal that a debtor-in-possession, not a court, should manage such debtor's ongoing business operations. See In re Johns-Manville Corp., 60 B.R. at 615-16.

         46. When applying the "business judgment" rule in the context of the assumption or rejection of executory contracts under section 365 of the Bankruptcy Code, courts show great deference to a debtor's decision. See, e.g., National Labor Relations Board v. Bildisco & Bildisco, 465 U.S. 513, 523
(1984); In re Trans World Airlines, 261 B.R. 103, 120-21 (Bankr. D. Del. 2001) (debtor's decision to reject an executory contract should be upheld "unless it is the product of 'bad faith, or whim or caprice'"); Summit Land Co. v. Allen (In re Summit Land Co.), 13 B.R. 310, 315 (Bankr. D. Utah 1981) (absent extraordinary circumstances, court approval of a debtor's decision to assume an executory contract "should be granted as a matter of course").

         47. In this instance, the assumption of the Areas 1 and 2 Franchise Agreements and the rejection of the Areas 3 and 4 Franchise Agreements, on the terms and conditions set forth in the Agreement, will provide tremendous benefits to the Debtors and their estates. RCN-Chicago has already built out Area 1 in accordance with the Area 1 Franchise Agreement and the Debtors believe that RCN- Chicago can operate a profitable enterprise in this area of the City of Chicago. In addition, if the Area 2 Franchise Agreement is modified (as set forth in the Agreement) to remove the onerous build out requirements, and if RCN-Chicago is permitted to operate in the much smaller region it has already built out, the Debtors believe that providing cable services in this area will likewise be a profitable enterprise.

         48. In contrast, the Debtors do not believe that providing cable services in Areas 3 and 4 would be profitable. Indeed, given the current financial climate, the Debtors do not believe it would be possible to obtain sufficient financing to undertake and complete the build out requirements set forth in the Areas 3 and 4 Franchise Agreements. In the exercise of its business judgment, therefore, RCN- Chicago has decided to reject the Areas 3 and 4 Franchise Agreements and assume, as modified, the Areas 1 and 2 Franchise Agreements.

         49. Likewise, entry into the Dark Fiber Agreement with the City is in the best interests of the Debtors and their estates. Specifically, unless RCN-Chicago enters into the Dark Fiber Agreement, the City will not agree to settle the litigation. Even considering the expense that will be incurred by RCN-Chicago in connection with implementing and complying with the Dark Fiber Agreement, the Debtors believe that entry into this agreement is in the best interests of the Debtors and their estates because this agreement allows for the settlement of the litigation as set forth herein. Accordingly, in an exercise of its business judgment, RCN-Chicago has decided to enter into the Dark Fiber Agreement.

         50. The entire Agreement, including the Dark Fiber Agreement, is, therefore, in the best interests of the Debtors and their estates and should be approved by the Court. As set forth above, the settlement of the litigation is a reasonable exercise of the Debtors' business judgment. If the litigation is not resolved, the Debtors will incur additional administrative expenses, including attorneys' fees and other costs. Moreover, although the Debtors believe that they would ultimately succeed in their litigation, there is risk inherent in any litigation. In the event that the Debtors were ultimately unsuccessful in their litigation, certain of the Debtors would face multi-million dollar fines. In all likelihood, RCN-Chicago would be compelled to liquidate its estate and potentially reject all of the Franchise Agreements, to the detriment of the estates of RCN-Chicago and the other Debtors.

         51. In sum, the Debtors have satisfied the requisite standards for
(i) approval of a compromise, (ii) the assumption and/or rejection of contracts, and (iii) the entry into new agreements. Accordingly, the Court should approve the Agreement.

         52. The Debtors submit that no new or novel issue of law is presented with respect to the matters contained herein. Because the relevant authorities in support of the requested relief are cited in this Motion, the Debtors request that the requirement of the service and filing of a separate memorandum of law under Local Bankr. R. 9013-1(b) be deemed satisfied.

         WHEREFORE, the Debtors respectfully request that the Court enter an order authorizing the Debtors to (i) enter into the Agreement and the Dark Fiber Agreement, (ii) reject the Areas 3 and 4 Franchise Agreement and (iii) assume the

Areas 1 and 2 Franchise Agreements, as modified; and granting the Debtors such other and further relief as is just.

Dated: New York, New York
       November 19, 2004

                                           SKADDEN, ARPS, SLATE, MEAGHER
                                                  & FLOM LLP


                                           /s/ D. J. Baker
                                           -------------------------------------
                                           D. J. Baker (JB 0085)
                                           Frederick D. Morris (FM 6564)
                                           Four Times Square
                                           New York, New York 10036-6522
                                           (212) 735-3000

                                           Anthony W. Clark
                                           Eric M. Davis
                                           One Rodney Square
                                           P.O. Box 636
                                           Wilmington, Delaware 19899-0636
                                           (302) 651-3000

                                           John K. Lyons
                                           Samuel Ory
                                           333 West Wacker Drive
                                           Chicago, Illinois 60606-1285
                                           (312) 407-0700

                                           SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                           Jean L. Kiddoo
                                           L. Elise Dieterich
                                           3000 K Street, NW, Suite 300
                                           Washington, DC 20007-5116
                                           (202) 424-7500

                                           Attorneys for Debtors and
                                           Debtors-in-Possession

                                      29